                                                                    EXHIBIT 99.1

[LAKES ENTERTAINMENT, INC. LOGO]


                                                     NEWS RELEASE
                                                     LAKES ENTERTAINMENT, INC.
                                                     130 CHESHIRE LANE
                                                     MINNETONKA, MN  55305
                                                     952-449-9092
                                                     952-449-9353 (FAX)
                                                     WWW.LAKESENTERTAINMENT.COM
                                                     TRADED: NASDAQ "LACO"
================================================================================
FOR FURTHER INFORMATION CONTACT:


Timothy J. Cope 952-449-7030
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE:
Tuesday, February 11, 2003


                 LAKES ENTERTAINMENT, INC. ANNOUNCES RESULTS FOR
                                    YEAR 2002


MINNEAPOLIS, FEBRUARY 11, 2003 - LAKES ENTERTAINMENT, INC. (NASDAQ "LACO") today announced results for the fiscal year ended December 29, 2002. Revenue for the year totaled $1.5 million. The net loss for the year was $11.5 million and basic and diluted losses were $1.08 per share. This compares with a net loss of $2.9 million, and basic and diluted losses of $.27 per share in 2001.

The loss for 2002 includes an impairment charge of $4.0 million after-tax taken on a note receivable from Living Benefits Financial Services. This impairment was the result of increased competition in the viatical business and restrictions on ability to make further policy acquisitions. The current year loss also includes an impairment charge of $1.8 million after-tax relating to revised terms for the transfer of title and rights to the Polo Plaza Shopping Center property and adjacent Travelodge property in Las Vegas, Nevada, respectively. During 2002, the Shark Club parcel in Las Vegas, Nevada was also adjusted to its estimated market value of $15.0 million, resulting in an impairment charge of approximately $0.6 million after-tax. By comparison, net loss in the previous year also reflected the negative effects of several one-time charges, including a $17.2 million after-tax charge related to the Polo Plaza Shopping Center, Travelodge, Shark Club and Cable properties in Las Vegas, Nevada.

Revenue for the year decreased by $33.4 million from 2001, principally because 2001 revenues included management fees for the management of Grand Casino Coushatta for the entire year. Since this management contract expired on January 16, 2002, current year revenues include management fees for only 17 days. Due to the expiration of this management agreement with the Coushatta Tribe of Louisiana, the company's revenues

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and earnings have not included contributions from the Coushatta operation since
January 16, 2002. The Company currently has no other management contracts from which it will derive revenues in 2003.

Lakes' balance sheet at December 29, 2002 included approximately $176 million in assets and $15 million in liabilities for a book value of approximately $15.09 per share. Lakes' assets included $14 million in unrestricted cash, $8 million in restricted cash, notes receivable from loans related to new Indian casino projects of $71 million, Las Vegas land held under contract for sale of approximately $29 million, land held for development consisting of the Shark Club parcel of $15 million and land purchases at the various casino development sites of approximately $13 million, deferred tax assets of approximately $11 million and various other items of approximately $15 million.

Lyle Berman, Chairman, CEO and President of Lakes, stated, "2002 was a year of progress in several areas. A new joint venture was formed during 2002 called the World Poker Tour. The World Poker Tour has started filming poker tournaments throughout the world for viewing on television. The Travel Channel recently announced that they would soon begin broadcasting the World Poker Tour events. In conjunction with this new business opportunity, the company was renamed Lakes Entertainment, Inc. to better describe our business model. Regarding the land we sold in Las Vegas at the end of last year, we have resolved all of the post-closing conditions to the sale and now expect to receive a substantial amount of the payment by the end of March of this year. In addition, Lakes entered into a joint-venture for the purpose of developing the Shark Club parcel in Las Vegas, Nevada as an upscale time-share project and continue to review other potential opportunities for this land.

During 2002, the dismissal of the Stratosphere litigation previously referred to as the "Standby Equity Commitment Litigation", was affirmed by the Appeals Court. Since Lakes would have been required to indemnify Grand for the amount of any judgment, we are pleased that this major uncertainly which has previously surrounded our company has now been definitively removed. In addition, during January 2002, we completed the purchase of our corporate office building eliminating the risk of a long-term lease commitment."

Mr. Berman also stated, "We have development and management contracts for what we feel are the best potential new Native American Casino sites in the country. Although the regulatory and development approvals are moving more slowly than expected and no construction was started in 2002, we continue to proceed with our development and architecture plans so that we may start building as soon as all necessary approvals are received. We are very pleased that approval of the new interchange construction for access to tribal land of the Shingle Springs Band of Miwok Indians was received during 2002. This approval represented a major step forward in the regulatory approval process for the project. The neighboring county has commenced litigation against the California regulatory agencies, attempting to block the approval of the interchange. We are assisting

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the agencies in vigorously defending their position and we hope the litigation will not result in a significant delay before construction can begin."

Mr. Berman continued, "We remain focused on the successful development of our five potential new gaming locations as well as successful development of our new business opportunities to enhance shareholder value."

The fourth quarter financial performance resulted in a loss of approximately $2.6 million or $.25 per share which included the $0.6 million after-tax charge relating to impairment of the Shark Club parcel. There were no revenues during the quarter as described above.

Lakes Entertainment, Inc. currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan with the Pokagon Band of Potawatomi, one in the San Diego, California area with the Jamul Indian Village, one in the Sacramento, California area with the Shingle Springs Band of Miwok, and one with the Nipmuc Nation on the East Coast. Lakes Entertainment also has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming. Additionally, the Company owns approximately 80% of World Poker Tour, LLC, a joint venture formed to film and produce poker tournaments for television broadcast.

Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".


The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.

                       LAKES GAMING, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                   DECEMBER 29, 2002  DECEMBER 30, 2001
                                                                                   -----------------  -----------------
ASSETS
Current Assets:
    Cash and cash equivalents                                                      $         14,106   $         42,638
    Short-term investments                                                                       --              2,027
    Current installments of notes receivable                                                     --                 67
    Related party receivables                                                                    --              4,000
    Accounts receivable, net                                                                    116              3,601
    Deferred tax asset                                                                        6,771              4,549
    Other current assets                                                                        547              1,079
                                                                                   ----------------   ----------------
Total Current Assets                                                                         21,540             57,961
                                                                                   ----------------   ----------------
Property and Equipment-Net                                                                    6,962              6,300
                                                                                   ================   ================
Other Assets:
    Land held under contract for sale                                                        28,832             30,826
    Land held for development                                                                27,791             24,965
    Notes receivable-less current installments                                               70,955             53,201
    Cash and cash equivalents-restricted                                                      8,300              9,175
    Investments in and notes from unconsolidated affiliates                                   1,013                839
    Deferred tax asset                                                                        3,835              3,870
    Other long-term assets                                                                    6,657              6,042
                                                                                   ----------------   ----------------
Total Other Assets                                                                          147,383            128,918
                                                                                   ----------------   ----------------
TOTAL ASSETS                                                                       $        175,885   $        193,179
                                                                                   ================   ================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Accounts payable                                                               $            226   $            105
    Current maturities of long-term debt                                                         --              1,325
    Current installments of capital lease obligations                                            --                123
    Income taxes payable                                                                      5,564              3,906
    Litigation and claims accrual                                                             5,847              6,572
    Accrued payroll and related                                                                 252                671
    Other accrued expenses                                                                    3,486              2,670
                                                                                   ----------------   ----------------
Total Current Liabilities                                                                    15,375             15,372
                                                                                   ----------------   ----------------
Long-term Liabilities:
    Capital lease obligations-less current installments                                          --              5,591
    Other long-term liabilities                                                                  --                225
                                                                                   ----------------   ----------------
Total Long-Term Liabilities                                                                      --              5,816
                                                                                   ----------------   ----------------
TOTAL LIABILITIES                                                                            15,375             21,188
                                                                                   ----------------   ----------------

COMMITMENTS AND CONTINGENCIES
Shareholders' Equity:
    Capital stock, $.01 par value; authorized 100,000 shares; 10,638 common shares issued and outstanding
    at December 29, 2002, and December 30, 2001                                                 106                106
    Additional paid-in-capital                                                              131,525            131,525
    Retained Earnings                                                                        28,879             40,420
    Accumulated other comprehensive loss                                                         --                (60)
                                                                                   ----------------   ----------------
Total Shareholders' Equity                                                                  160,510            171,991
                                                                                   ----------------   ----------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                         $        175,885   $        193,179
                                                                                   ================   ================



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                       LAKES GAMING, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                    (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)


                                                                                             THREE MONTHS ENDED
                                                                                   ----------------------------------------

                                                                                   DECEMBER 29, 2002     DECEMBER 30, 2001
                                                                                   ------------------    ------------------
REVENUES:
     Management fee income                                                         $               --    $            7,368

COSTS AND EXPENSES:
     Selling, general and administrative                                                        3,521                26,588
     Depreciation and amortization                                                                132                   346
                                                                                   ------------------    ------------------
         Total Costs and Expenses                                                               3,653                26,934
                                                                                   ------------------    ------------------

LOSS FROM OPERATIONS                                                                           (3,653)              (19,566)
                                                                                   ------------------    ------------------

OTHER INCOME (EXPENSE):
     Interest income                                                                              118                   279
     Interest expense                                                                             (20)                  (97)
     Equity in loss of unconsolidated affiliates                                                 (143)                 (100)
     Loss on sale of land held for development                                                     --                (3,731)
     Other                                                                                         --                  (684)
                                                                                   ------------------    ------------------
         Total other expense, net                                                                 (45)               (4,333)
                                                                                   ------------------    ------------------

Loss before income taxes                                                                       (3,698)              (23,899)
Benefit for income taxes                                                                       (1,054)               (9,798)
                                                                                   ------------------    ------------------

NET LOSS                                                                           $           (2,644)   $          (14,101)
                                                                                   ==================    ==================

BASIC LOSS PER SHARE                                                               $            (0.24)   $            (1.33)
                                                                                   ==================    ==================


DILUTED LOSS PER SHARE                                                             $            (0.24)   $            (1.33)
                                                                                   ==================    ==================


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                                     10,638                10,638
DILUTIVE EFFECT OF STOCK COMPENSATION PROGRAMS                                                     --                    --
                                                                                   ------------------    ------------------
WEIGHTED AVERAGE COMMON AND DILUTED
  SHARES OUTSTANDING                                                                           10,638                10,638
                                                                                   ==================    ==================



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



                       LAKES GAMING, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                    (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)



                                                                              TWELVE MONTHS ENDED
                                                                    ----------------------------------------

                                                                    DECEMBER 29, 2002     DECEMBER 30, 2001
                                                                    ------------------    ------------------
REVENUES:
     Management fee income                                          $            1,502    $           34,854

COSTS AND EXPENSES:
     Selling, general and administrative                                        17,892                34,649
     Depreciation and amortization                                                 481                 1,329
                                                                    ------------------    ------------------
         Total Costs and Expenses                                               18,373                35,978
                                                                    ------------------    ------------------
LOSS FROM OPERATIONS                                                           (16,871)               (1,124)
                                                                    ------------------    ------------------

OTHER INCOME (EXPENSE):
     Interest income                                                             1,424                 1,983
     Interest expense                                                              (90)                 (170)
     Equity in loss of unconsolidated affiliates                                  (459)                 (465)
     Loss on land held for development                                              --                (3,731)
     Write-down of unconsolidated affiliates                                        --                  (666)
     Other                                                                          --                  (684)
                                                                    ------------------    ------------------
         Total other income (expense), net                                         875                (3,733)
                                                                    ------------------    ------------------

Loss before income taxes                                                       (15,996)               (4,857)
Benefit for income taxes                                                        (4,455)               (1,991)
                                                                    ------------------    ------------------

NET LOSS                                                            $          (11,541)   $           (2,866)
                                                                    ==================    ==================


BASIC LOSS PER SHARE                                                $            (1.08)   $            (0.27)
                                                                    ==================    ==================


DILUTED LOSS PER SHARE                                              $            (1.08)   $            (0.27)
                                                                    ==================    ==================


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                      10,638                10,638
DILUTIVE EFFECT OF STOCK COMPENSATION PROGRAMS                                      --                    --
                                                                    ------------------    ------------------
WEIGHTED AVERAGE COMMON AND DILUTED
  SHARES OUTSTANDING                                                            10,638                10,638
                                                                    ==================    ==================




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